UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2013 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Delaware	20-8819207
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
The information called for by this item is contained in Item 5.02, which is incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2013 the Boards of Directors of hhgregg, Inc. (“hhgregg”) and Gregg Appliances, Inc. (“Gregg Appliances” and, together with hhgregg, the “Company”) announced the appointment of Jeffery G. Haines as Chief Merchandising Officer. The Company's merchandising departments will report to Mr. Haines. Mr. Haines will report directly to Dennis May, the Company's CEO.
Mr. Haines has over 30 years of retail experience, including merchandising and advertising. From January 2008 through October 2011, Mr. Haines served as Chief Executive Officer of NSA Media, an advertising agency and a division of the InterPublic Group of Companies. From 2004 through December 2007, Mr. Haines served as President of the Alliance Media Division, a print media division of NSA Media. Prior to 2004, Mr. Haines served for 24 years as a senior executive for Sears, Roebuck and Company, with his last position as Vice President, Strategic Retail Marketing Mall Stores and also served in the roles of Vice President of strategic marketing of Lawn Garden, Fitness and Home Environment and Vice President.
On March 4, 2013, the Company entered into an employment agreement ("the Employment Agreement") with Mr. Haines. The Employment Agreement provides that Mr. Haines' base salary shall be $315,000 along with an annual cash incentive award, and subsequently may be adjusted from time to time by the Company. In addition, Mr. Haines is entitled to participate in the Company's benefit and welfare plans that are generally available to other employees. Pursuant to the terms of the Employment Agreement, if Mr. Haines (i) is terminated by the Company at any time without “cause” (as defined in the Employment Agreement) or (ii) voluntarily resigns within 12 months of a change of control (as defined in the Employment Agreement) of the Company following a material diminution in Mr. Haines' base compensation or authority, duties or responsibilities in effect prior to the change of control, or a material change in the geographic location at which Mr. Haines is assigned to perform his duties, then Mr. Haines will receive severance equal to 12 months of his base salary paid ratably over a 12-month period consistent with customary payroll practices. In addition, Mr. Haines shall receive a lump sum stipend equal to 167% of the product of 12 times the monthly COBRA premium that corresponds to the health, dental and vision coverage that he had in effect at the time of termination paid ratably over the same 12-month period.
A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference herein.
Effective March 4, 2013, Michael G. Larimer assumed the position of Senior Vice President Merchandising - Electronics.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of March 4, 2013, between Gregg Appliances, Inc. and Jeffery G. Haines.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: March 5, 2013	By:	/s/ Jeremy J. Aguilar
Jeremy J. Aguilar
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated as of March 4, 2013, between Gregg Appliances, Inc. and Jeffery G. Haines.